Creditor's Right Subrogation Agreement

Party A: JIN, YONG-GUANG
Party B: LI, FU-CHANG

Henan Law Anhou Insurance Agency Co., Ltd. owed Party A RMB: 3,370,000 (hereinafter referred as “Creditor's Right”) in total as of March, 31, 2011. Party A agrees to assign all Creditor's Right to Party B at par. Party B agrees to purchase Creditor's Right at par. And Henan Law Anhou Insurance Agency Co., Ltd has been duly informed of this Creditor's Right subrogation.

Party A(Signed by): JIN, YONG-GUANG	Party B (Signed by): LI, FU-CHANG
Date: March 31st, 2011	Date: March 31st, 2011